Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the Third Quarter of Fiscal Year 2018
Ended December 31, 2017

Conference Call Scheduled for Monday, February 12th at 11:30 AM EST

Northvale, NJ – February 9, 2018: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, announced results for the third quarter of fiscal year 2018 ended December 31, 2017 (“Third Quarter”).

Consolidated revenues for the third quarter were $2.5 million, an increase of $0.2 million or approximately 9% from the comparable period in the prior year. The increase in revenue is primarily attributable to growth across Elite’s generic product lines. Elite continued to invest heavily in product development which resulted in the positive outcome in a pilot study conducted on SequestOX™ and, in February, the filing of an ANDA for the first product being co-developed with SunGen Pharma.

Conference Call Information

Elite’s management will host a conference call to discuss the third quarter financial results for fiscal year 2018 ended December 31st and provide an update on recent business developments. Stockholder questions should be submitted to the company in advance of the call.

Date:	Monday, February 12, 2018
Time:	11:30 AM EST
Dial-in numbers:	1-800-346-7359 (domestic)
1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com by 8:00 PM EST on Friday, February 9, 2018
Audio Replay:	http://ir.elitepharma.com/events_presentations

The financial statements can be viewed for Elite’s Third Quarter 2018 on Form 10-Q at http://ir.elitepharma.com/sec_filings.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma, Dr. Reddy’s Laboratories and Valeant Pharmaceuticals International. Elite currently has nine commercial products being sold, five products filed with the FDA, additional approved products pending manufacturing site transfer and the NDA filing for SequestOx™. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.). Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com